As filed with the Securities and Exchange Commission on March 12, 2013    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE DAVEY TREE EXPERT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0176110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip code)
The Davey 401KSOP and ESOP (January 1, 2010 Restatement)
(Full Title of the Plan)
Joseph R. Paul
Vice President and Treasurer
The Davey Tree Expert Company
1500 North Mantua Street, P.O. Box 5193
Kent, Ohio 44240-5193
(330) 673-9511
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):	Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, $1.00 par value	300,000 shares	$23.20	$6,960,000	$949.35

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)
This Registration Statement is being filed to register 300,000 additional Common Shares, $1.00 par value per share (“Common Shares”), to be offered pursuant to The Davey 401KSOP and ESOP (January 1, 2010 Restatement) (the “Plan”). This Registration Statement shall also cover any additional Common Shares that may become issuable under the Plan by reason of any stock dividend, stock split, reorganization, merger, consolidation or reorganization of or by The Davey Tree Expert Company (the “Registrant”) that results in an increase in the number of the Registrant’s outstanding Common Shares or Common Shares issuable pursuant to the Plan.

(3)
Pursuant to Rule 457(h)(1) under the Securities Act, based upon the book value of the Common Shares of the Registrant computed as of the last practicable date prior to the date of filing this Registration Statement.

Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333-24155 and Registration Statement No. 333-172738 is hereby incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference. All reports and other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2012;

2.	The Davey 401KSOP and ESOP’s Annual Report on Form 11-K for the year ended December 31, 2011; and

3.
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

Item 8.    Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 12th day of March, 2013.

THE DAVEY TREE EXPERT COMPANY

By: /s/ David E. Adante
David E. Adante, Executive Vice President,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title

R. Douglas Cowan*	Director

J. Dawson Cunningham*	Director

William J. Ginn *	Director

Douglas K. Hall*	Director

Sandra W. Harbrecht*	Director

John E. Warfel*	Director

Karl J. Warnke*	Director, Chairman,
President and Chief Executive Officer
(Principal Executive Officer)

David E. Adante*	Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)

Nicholas R. Sucic*	Vice President and Controller
(Principal Accounting Officer)

*By:    /s/ Joseph R. Paul
Joseph R. Paul
Attorney-In-Fact

March 12, 2013

Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 12th day of March, 2013.

THE DAVEY 401KSOP AND ESOP

By: The Davey Tree Expert Company, the Plan Administrator

By: /s/ David E. Adante
David E. Adante, Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	2003 Amended Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003).
4.2	1987 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.3	The Davey 401KSOP and ESOP (January 1, 2010 Restatement) (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 11, 2011).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte LLP, Independent Registered Chartered Accountants.
24.1	Power of Attorney.